Exhibit 10.1

STATE OF KANSAS	Contract No. 02510
Social and Rehabilitation Services
Health Care Policy/Medicaid

AMENDMENT SEVENTEEN

to the

KANSAS HEALTHWAVE TITLE XIX AND TITLE XXI CAPITATED MANAGED CARE

HEALTH SERVICES CONTRACT

with

FIRSTGUARD HEALTH PLAN KANSAS, INC.

2006 RENEWAL

The above referenced agreement, as amended, entered into by and between the Secretary of Social and Rehabilitation Services (SRS) and FirstGuard Health Plan Kansas, Inc., (FGK), a Kansas Corporation, on July 12, 2001, hereinafter sometimes referred to as Contractor, is hereby amended by agreement of the parties:

The above-named parties entered into a contract on the date referenced above for the purpose of providing and paying for HealthWave Title XIX and Title XXI capitated managed care health services to beneficiaries enrolled with FGK. The Kansas Legislature, in the 2005 Session, enacted House Substitute for Senate Bill No. 272. This Act establishes the Health Policy Authority (HPA) and also establishes the Division of Health Policy and Finance (DHPF) within the Kansas Department of Administration, effective July 1, 2005. This Act further provides that the DHPF shall be the single state agency for Medicaid on an interim basis and transfers related responsibilities, duties and contracts, including this contract, from SRS to the new DHPF on July 1, 2005 and then subsequently provides that the HPA shall be the single state agency for Medicaid effective July 1, 2006 and transfers these same responsibilities, duties and contracts to the HPA on July 1, 2006.

SRS has determined it is in the best interests of the State to make certain changes to the contract as originally agreed upon; and FGK is agreeable to such changes; now for and in consideration of the mutual covenants and agreements contained herein, the parties hereby mutually covenant and agree as follows:

The following documents are referenced for convenience only and are NOT made a part of this amendment or intended to be incorporated in this contract by this reference.

Related Contract Amendment Number/Name: #1; #15

Related Memorandum of Understanding Number/Name: N/A

Related Policy Number/Name: N/A

Related Request For Proposals Reference(s): RFP #02510

Total Estimated Cost: Title XIX $130,997,000 Title XXI $61,937,000

Amendment 17, Page 1 of 3 Pages

1.	TERM:

In accordance with the provisions of RFP #02510, Section 3.1, the term of this contract is extended for the third and last of three, optional one-year periods, for the period July 1, 2005 through June 30, 2006.

2.	MEDICAID TITLE XIX CAPITATION RATES:

RFP #02510, Page 114, Paragraph 5.15.1.e. as added by Amendment 1 and amended by Amendment 15:

The parties agree that for the period September 1, 2004 through June 30, 2005, the capitation rates set forth in Attachment A to this Amendment, attached to and incorporated herein shall apply to Title XIX HealthWave capitation rates. Said contract rates, to take effect the first day of the month as approved by the Centers for Medicare and Medicaid Services (CMS).

Is, effective with the signing of this amendment, amended to read:

The parties agree that for the period July 1, 2005 through June 30, 2006, the capitation rates set forth in Attachment A - Rates for the Period July 1, 2005 through June 30, 2006, attached to and incorporated herein shall apply to Title XIX, subject to actuarial certification and approval by the Center for Medicare and Medicaid Services (CMS).

3.	SCHIP TITLE XXI CAPITATION RATES FOR THE PERIOD BEGINNING JULY 1, 2005:

The parties agree that for the period July 1, 2005 through June 30, 2006, the capitation rates set forth in Attachment B - HealthWave Title XXI Rates for SFY2006, attached to and incorporated herein shall apply to Title XXI.

4.	NEW SECTION 5.9.1.gg INITIAL OFFICE VISITS:

The parties agree that effective July 1, 2005, Section 5.9.1, Medical Services is amended by adding new Section 5.9.1.gg as follows:

5.9.1.gg	Office visits by the plan members with their primary care physicians resulting in a primary or secondary psychiatric diagnosis shall be the responsibility of the Contractor.

5.	NEW SECTION 5.10.12 KDHE LABORATORY COSTS:

The parties agree that effective July 1, 2005, Section 5.10, Medical Services Not included is amended by adding new Section 5.10.12 as follows:

5.10.12	Laboratory services provided by the Kansas Department of Health and Environment.

Amendment 17, Page 2 of 3 Pages

6.	OTHER TERMS AND CONDITIONS:

All other terms and conditions of the contract between SRS and FGK remain unchanged.

IN WITNESS HEREOF, the Parties hereto have executed this amendment to the original contract as of the date written below.

FIRSTGUARD HEALTH PLAN KANSAS, INC.	SECRETARY OF SOCIAL AND REHABILITATION SERVICES

/s/ Joy D. Wheeler
Joy D. Wheeler	Gary J. Daniels, Ph.D.
President & CEO	Acting Secretary

6/23/05
Date	Date

DEPARTMENT OF ADMINISTRATION DIVISION OF PURCHASES

Chris Howe, Director
Division of Purchases

Date

Amendment 17, Page 3 of 3 Pages

Attachment A - Rates for the Period July 1, 2005 through June 30, 2006

SFY2006 Rates, HealthWave 19

	Johnson, Leavenworth, & Wyandotte Counties	Northeast & Western Kansas	Southeast Kansas	Sedgwick County
TAF & PLE < 1	$437.01	$405.03	$401.31	$457.29
TAF & PLE 1-5	$78.23	$81.79	$86.55	$66.59
TAF & PLE 6-14	$63.50	$75.15	$77.71	$59.57
TAF & PLE 15-21 F	$123.49	$129.78	$151.35	$132.58
TAF & PLE 15-21 M	$73.56	$88.13	$85.78	$66.96
TAF 22-29 F	$215.67	$201.19	$211.18	$201.76
TAF 22-34 M	$172.29	$164.26	$165.19	$139.56
TAF 30-34 F	$243.14	$249.87	$260.87	$243.23
TAF 35+	$336.42	$382.29	$433.70	$369.54
Preg Wom <= 29	$264.06	$234.42	$276.59	$259.05
Preg Wom 30+	$326.59	$294.98	$322.97	$319.94

Delivery Payment	$4,343.00

Attachment B - HealthWave XXI Rates for SFY2006

Title XXI - FY 2006 Rates

For the Period July 1, 2005 thru June 30, 2006

Rate Cell	Johnson, Leavenworth, Wyandotte	Northeast/ Western	Sedgwick	Southeast
<1 Female	510.03	493.58	438.91	419.17
<1 Male	510.03	493.58	438.91	419.17
1 - 5 Female	137.52	110.44	98.23	98.23
1 - 5 Male	140.69	112.88	100.49	100.49
6 - 14 Female	109.91	87.99	78.5	78.5
6 - 14 Male	102.88	82.35	73.48	73.48
15 - 19 Female	249.96	199.84	178.55	178.55
15 - 19 Male	132.61	106.06	94.71	94.71
Preg Woman < 20	939.26	754.76	670.91	670.91